EXHIBIT 10.1

                           SOFTWARE LICENSE AGREEMENT
                                (the "Agreement")
                                  (RUSH ONLINE)

THIS SOFTWARE LICENSE AGREEMENT (this "Agreement') is entered into on 10th day of October 2004 by and between JC Entertainment Corp., a Korean corporation organized and existing under the laws of the Republic of Korea, having its principal office at 4th floor Rosedale Building, 724 Suseo-Dong, Kangnam-Ku, Seoul 135-885, Korea ("Licensor') and Shanghai T2 Entertainment Co., Ltd. (License) a Chinese corporation organized and existing under the laws of the People's Republic of China, having its principal office at 12A, Civil Defense Building, 593 Fu Xin MiddIe Road, Shanghai, China ("Licensee").

                                    RECITALS

WHEREAS, Licensor has developed and possesses rights to a certain Game Title which it refers to as "Rush Online"; and

WHEREAS, Licensee desires to license such certain Game Title for operating online game service in the Territory and Licensor is willing to grant to Licensee an exclusive license for such purposes on the terms and conditions set forth herein.

NOW, THEREFORE, In consideration of the mutual agreements and covenants contained herein, the parties agree as follows:

Section 1 Definition

For the purpose of this Agreement:

      (a) "Business Day(s)" shall mean business day(s) of the commercial banks in China.

      (b) "Commercial Launch Date" shall mean the date when Licensee commercially launches the Game Service in the Territory.

      (c) "Confidential information" means Information that (i) is confidential to the business of a party, including but not limited to, computer software source code, technical documentation and information regarding proprietary computer systems, marketing and product development plans, financial and personnel information, and other business information not generally known to the public, and (ii) is designated and identified as such by a party, or which the other party should have reasonably known was confidential.

      (d) "Designated Locations" shall mean the particular locations set forth in Exhibit (A) where Server Software is permitted to be used pursuant to the terms and conditions of this Agreement.

      (e) "Effective Date" shall mean the date on which this Agreement is executed by Licensor and Licensee, or this Agreement is approved by the Government of the People's Republic of China as contemplated in Section 15 hereunder whichever is later.

      (f) "Error" shall mean a defect in the code or routine of the Licensed Program making the software non-operational.

      (g) "Exclusive License Fees" shall have the meaning as described in Clause
      3.1 herein.

      (h) "Game Service" shall mean the online game service to the Subscribers in the Territory utilizing the Licensed Program and the Licensed Materials.

      (i) "Game Title" shall mean the name of the online game which is developed by Licensor and licensed to Licensee under this Agreement.

      (j) "Gold Master CD" shall mean a CD-ROM on which a localized version of the Client Software is recorded and which is delivered to Licensee for reproduction, sale and distribution to the Subscribers.

      (k) "Net Sales Revenues" shall mean the total sales revenues earned by Licensee from the sale of the Licensed Product's Points Cards and the Client Software with deduction of distribution margin.

      (l) "Improvement(s)" shall mean modifications, enhancements, updates, or other changes to the Licensed Program and the Licensed Materials.

      (m) "Intellectual Property" shall mean (i) patents, trademarks, service marks, trade and business names, logos, slogans, characters and designs, whether registered or not, and (ii) copyright, know-how, Confidential Information, domain names and any other similar rights protected in any country.

      (n) "License Fees" shall mean either or both of the Software's Exclusive License Fees and technical support and maintenance fees (Royalties) paid by Licensee to Licensor in the operation period.

      (o) "Licensed Materials" shall mean the user guides, server operating manuals, education materials, product descriptions and specifications, technical manuals and other materials included in or related to the Licensed Program (including any characters, stories, sounds there-related), of used in association with the Game Service, including but not limited to those specified in Exhibit (A) attached to this Agreement. All improvements and new versions of such materials are also included in the definition of "Licensed Materials".

      (p) "Licensed Program" shall mean the online game computer program in machine readable object code only (i) which is developed by Licensor with its Korean title as "_______", its English title as "Rush Online" and its Chinese title as "_____" and (ii) which consists of Game Server Software and Client Software. Any Improvements made to the Licensed Program are also included in the definition of "Licensed Program".

      (q) "Marks" shall mean trademarks, service marks, trade and business names, logos, slogans, characters, or other properties that are used on or in association with the Licensed Program and the Game Service, whether registered or not, including but not limited to those specified in Exhibit
      (B) attached to this Agreement.

      (r) "Open Code" shall mean the directly executable program in binary code derived from Source Code using a compiler or otherwise.

      (s) "Open Beta Service Date" shall mean the date when Licensee launches the beta version of the Game Service to general public in the Territory.

      (t) "Royalty" or "Royalties" shall have the- meaning as describe in Clause
      3.2 herein.

      (u) "Servers" shall mean computers with the Game Server Software installed therein at the Designated Locations, including but not limited to, Web servers and game servers which are required for online gaming.

      (v) "Game Server Software" shall mean a computer program which is installed in Servers.

      (w) "Source Code" shall mean all material necessary to enable a programmer of reasonable skill and experience to maintain and enhance software, including but not limited to, logic, logic diagrams, flowcharts, orthographic representations, algorithms, routine, sub-routines, utilities, modules, file structures, coding sheets, specifications and the program instructions.

      (x) "Subscribers" shall mean persons who are allowed to connect to the Servers in order to play the online game in the Territory. The Subscribers consist of Paying Subscribers and Free Subscribers.

      (y) "Territory" shall mean the People's Republic of China, including Hong Kong, Macao.

      (z) "Upgrade Version" shall mean an online game which is developed by Licensor as a subsequent version (not a sequel) of the Licensed Program which uses the same title with the Licensed Program.


      Section 2 Grant of Licenses

      2.1 (Use of Licensed Program) Subject to the terms and conditions contained in this Agreement, Licensor grants the Licensee an exclusive, non-transferable and royalty bearing right and license to do the following within the Territory;`

      (a) to use the Game Server Software;

      (b) to use, copy, duplicate, sell, and distribute the Client Software on various media including but not limited to CD-ROM;

      (c) to use, copy, and distribute the Licensed Materials for use on the Game Service or in the course of the operation of the Game Service;

      (d) to provide the Game Service to the Subscribers;

      (e) to advertise, promote and market the Game Service; and

      (f) to produce, sell and distribute Points Cards.

      2.2 (Use of Marks) Subject to the terms and conditions contained in this Agreement, Licensor grants to Licensee during the term of this Agreement an exclusive, non-transferable, and royalty free right to use the Marks and the Game Title for the purpose of advertising, promoting and marketing the Client Software and the Game Service in the Territory in a style and manner approved by Licensor in writing prior to such use.

      2.3 (Use of Know-how) Subject to the terms and conditions contained in this Agreement, Licensor will provide Licensee with the Confidential Information, excluding the Source Code, in relation to the operation of the Game Service.

      2.4 (Translation) For the purpose of this Agreement, Licensee shall be entitled to translate the documents of Licensed Program and Licensed Materials into Chinese and adopt the Chinese versions. In order to avoid unnecessary disputes arising from languages, Licensee shall be responsible for the translation of explanatory documents into Chinese and both parties shall examine and amend the translation when necessary.

      2.5 (Modification to Licensed Program) For the purpose of marketing and promotion of Licensed Program in Chinese markets, Licensee shall be entitled to modify such the visual aspects of Licensed Programs upon prior written approval of Licensor of such modifications, which approval shall not be unreasonably withheld. In the case that such approval is delayed for more than three (3) business days in Korea, it shall be regarded as the approval of such modification. Licensee shall grant to Licensor the use of such modified or remanufactured works for free in case of Licensor's request.

      2.6 (No Right to Copy) Except as otherwise provided in this Agreement, Licensee shall not copy, reproduce,

      Modify, translate, or create derivative works or excerpt any of the Licensed Program and the Licensed Materials for any purposes.

      2.7 (Sub-Licensing) Upon the approval of the Licensor, Licensee may grant sub-license Licensed Program or derivative works hereof to third party, which is limited to the affiliated companies or subsidiary companies in China of Licensee. Such sub-license requires no extra Software license Fees.

      Section 3 Payments

      3.1 (Exclusive License Fees) Subject to performance by Licensor of its obligations under this Agreement, Licensee shall pay Licensor an exclusive license fee of US 570,000 dollars (the "Exclusive License Fees"). this shall be paid by (4) installment payment as follows:

            (a) First Installment Payment: US 30,000 dollars.

            (b) Second Installment Payment: US 120,000 dollars on the Close Beta Service Date in twenty (20) Business Days

            (c) Third Installment Payment: US 180,000 dollars on the Open Beta Service Date in twenty (20) Business Days

            (d) Last Installment Payment: US 240,000 dollars on the Commercial Launch Date in twenty (20) Business Days


      The parties hereby agree that if the daily top concurrent users can reach 30,000 during the Open Beta Service Period of the Licensed Product, the third installment payment fee under the above 3.1(c) shall be reduced by US 100,000.

      3.2 (Royalties) Subject to the full performance of Licensor of its obligations under this Agreement, in addition to the Exclusive License Fees specified in Section 3.1, Licensee shall pay Licensor the thirty (30) percent (%) of the licensed Product's Net Sales Revenue accrued for each calendar month until termination of this Agreement if any (the "Royalties"). These Royalties shall accrue commencing with the first commercial launch of the Game Service in the Territory.

      3.3 (Time of Payments) Licensee shall pay to Licensor the Royalties under
      Section 3.2 on a monthly basis, not later than thirty (30) days after the end of each calendar month. The royalty can be deferred by Licensee if clause 6 is not performed by licensor.

      3.4 (Bad Accounts Confirmation) The normal payment cycles of any Client Software and Points Cards is ninety (90) days from sales. The unpaid amounts overdue for more than one hundred and eighty (180) days from sales shall be confirmed as bad accounts, which shall be responsible 50% for License and 50% for Licensor. Short of compelling reasons, bad accounts below ten percent (10%) of Total Sales Revenue shall be recognized as uncollectible income and cancelled from calculation of Total Sales Revenue for the purpose of royalty payment.

      3.5 (Form of Payments)
      Royalties and any other payments due to Licensor under this Agreement shall be paid to Licensor in United States dollars. Licensee shall first determine the Royalties and other payments owed to Licensor in the Chinese currency and then convert the amount into equivalent United States funds, using the applicable exchange rate quoted by the People's Bank of China on the last business day of each calendar month for which such Royalties or other payments are due.

      3.6 (Taxes)
            3.6.1 In the event that the Chinese government imposes any income taxes on any part of the Royalties and any other payments and requires Licensee to withhold such tax from payments to Licensor in order to remit such payments to Licensor, Licensee shall withhold such tax from the payments.

            3.6.2 Licensee shall promptly furnish Licensor with official tax authorities or such other evidence as is reasonably requested by licensor to establish that such taxes specified in Section 3.6.1 have been paid so as to enable licensor to support a claim for credit against income taxes which may be paid by Licensor.

            3.6.3 All taxes (other than such withheld Chinese income taxes imposed on Licensor on its receipt of the Royalties, and other payments), duties, assessments, fees and other governmental charges of any kind (including sales, use, excise taxes) which are .imposed by or under the authority of any government or any political subdivision thereof on the Royalties and any other payments shall be borne by Licensor and Licensee respectively in accordance with applicable laws and regulations and may be considered a part of, a deduction from or an offset against, the Royalties and any other payments upon mutual agreement of both parties.

            3.6.4 Either party hereto shall hold the other party harmless from all claims and liability arising from the party's failure to report or pay any such taxes, duties, assessments, fees and other governmental charges of any kind.

      Section 4 Records, Reports and Audits

      4.1 (Records) Licensee shall maintain complete and accurate books and records in sufficient detail to reflect its operations under this Agreement and to enable the Royalties accrued and payable under this Agreement to be determined.

      4.2 (Reports) Licensee shall, at its expense, provide Licensor with a written report acknowledged by the C.P.A (Certified Public Accountant) of Licensee within fifteen (15) days of the end of each calendar month (except the first calendar month) for the prior month for the Total Sales Revenue made during such prior month period including but not limited to those specified in Exhibit (C).

      4.3 (User's Database) Licensor shall have access to user's database and billing database, provided that notice shall be required regarding any actual entry by Licensor and such entry shall only be conducted in working hours of Licensee.

      4.4 (Audits)
            4.4.1 Licensor shall have the right, directly or through its representative, upon a fifteen (15) days' prior written notice to Licensee, (i) to review Licensee's books and records to verify the number of copies of the Client Software sold and distributed to Subscribers by Licensee, the number of Subscribers, and the number and locations of the Servers, and (ii) to enter Licensee's premises in order to inspect the Servers during regular business hours to verify compliance with the terms of this Agreement, provided that Licensee agrees not to conceal or destroy any software, materials of information after receiving such notice, through the completion of such review and inspection.

            4.4.2 Licensor or representatives of Licensor shall protect the confidentiality of Licensee's confidential information and abide by Licensee's reasonable security regulations while on Licensee's reasonable security regulations while on Licensee's premises while on Licensee's premises.

            4.4.3 If the results of such review disclose a deficiency in any Royalty payable by Licensee to Licensor in excess of five (5) percent for any three (3) consecutive month period and manifest evidence of such deficiency is provided by Licensor, then Licensee shall promptly reimburse Licensor for the reasonable costs of such review and inspection including, but not limited to professional fees, traveling and accommodation expenses. Licensee shall also pay the shortfall in the Royalties ascertained to be due from such review and inspection including any interest at the rate of five (5) % per month for the shortfall.

      Section 5 Delivery and Acceptance

      5.1 (Delivery) Within [ ] days from the date this Agreement is executed, Licensor shall deliver to licensee (i) Beta testing version(s) of the Licensed Program, (ii) one (1) copy of Gold Master CD, and (iii) copies of the Licensed Materials in the quantities pursuant to specification set forth in Exhibit (D).

      5.2 (Acceptance) Licensee shall within seven (7) days following its receipt of the items specified in Section 5.1, in writing, accept, or reject any items if Licensee reasonably believes that such item fail to meet the specifications identified in Exhibit (D). If any of the above items are rejected, Licensor shall send new items to Licensee in substitute for the rejected items.

      Section 6 Technical Support/Assistance and Maintenance

      6.1 (Technical Support) Licensor covenants that it now has and for the term of this Agreement will continue to have sufficient personnel to support its technical assistance and maintenance obligations hereunder.

      6.2 (System Requirements) Licensee shall at its expenses arrange the server computers ready for installation by Licensor of the Game Server Software therein. The servers must satisfy the servers must satisfy the specifications set forth in Exhibit (E). Licensee shall assign any Internet Data Center (IDC) in the Territory upon specifications set forth in Exhibit (E)

      6.3 (Installation)

            6.3.1 Licensor will perform installation of the Game Server Software in Server computers via Internet or at Licensee's sites on the date when mutually agreed by the parties, subject to Licensee satisfying the system requirements set forth in Exhibit (E).

            6.3.2 If Licensor decides that it is necessary to install the Game Server Software at Licensee's site 3, Licensor shall bear its own travel, hotel, and out-of-pocket expenses related to the provision of installation assistance pursuant to this Section 6.3.

      6.4 (Maintenance) Licensor shall exercise its best efforts to maintain the Licensed Program free of Errors at no cost to Licensee for the term of this Agreement in accordance with the following procedure:

            6.4.1 In the event Licensee discovers Errors in the Licensed Program which cause the Licensed Program not to operate in material conformance to Licensor's specifications, Licensee shall submit to Licensor a written report, via e-mail or by facsimile, describing the nature of such Errors in sufficient detail to perm it Licensor to reproduce and/or correct such Errors.

            6.4.2 Upon receipt of any such written reports, License to use its best efforts to respond to the reported Errors and prepare an update or patch program in a timely manner to correct such Errors as early as practicable.

            6.4.3 The Licensor shall be responsible for train operation and maintenance of game server system to licensee at the first install game system. In addition, licensor shall assign an engineer in charge to solve the problem that game sever system repair and maintenance problem required by Licensee.

      6.5 (Hacking) Both Licensor and Licensee shall use their best efforts to protect the Servers from hacking. In the event Licensee discovers any hacking activities, Licensee shall submit to Licensor a Written report, via e-mail or facsimile describing the nature of such activities, in sufficient detail, to permit Licensor to provide preventive measures. Upon receipt of any such written report, Licensor agrees to use its best efforts to respond to the reported hacking activities on an urgent basis and solve the hacking problems.

      6.6 (Upgrade) When Game Upgrade after release of initial version, licensor shall supply Upgrade version in two months advanced period test to licensee. Also, licensor shall endeavor to positively consider for the next Upgrade version release with examining enough for the requirement at the Chinese local users or Licensee.

      6.7 (Respond Time) Licensor shall assign competent engineers to respond (online support is also acceptable) to the service requirement of licensee regarding any breakdown arising in the course of service and operation by Licensee within three (3) working hours after the receipt of such requirement on working days and at the soonest possible basis on non-working days. In the event of any major breakdown (with both parties' negotiation) that requires spot services, licensor's engineers shall arrive at the spot within three (3) working days (eight working hours to count as one working day) Repair cost is for the account of Licensor if the breakdown is directly or indirectly caused by Licensor (including but not limited to problems of licensed Program, problems of upgrade version or failure of licensor to fully perform its obligations under Article 6 herein) and for the account of Licensee if directly or indirectly caused by Licensee (problems of game server hardware and OS, IDC problems, substantial mistakes of operation).

      6.8 (Urgent Action by Licensee) In the event of any failure by Licensor to fully perform its obligations under this Article 6 or to fully settle any problem occurring in the operation and service of Licensed Program, Licensee shall be entitled to take urgent action to maintain its operation and service of Licensed Program. The reasonable cost and expense related to such urgent action shall be borne by Licensee as service provider, but if Licensor decide to adopt the system from Licensee or the third party, the reasonable costs and expenses related to adopting the system shall be borne by licensor as game developer. Also these urgent actions and/or the estimation of such costs and expenses shall be notified to Licensor prior to the actual urgent action.

      6.9 (Expenses) In the event Licensor's personnel must travel to perform maintenance or on-site technical assistance, licensee shall reimburse Licensor for any reasonable out-of-pocket expenses incurred, including travel to and from Licensee's sites. Meals and shipping, as may be necessary in connection with duties performed under Sections 6.1, 6.4 and
      6.5 by Licensor provided that Licensee has pre-approved such expenses and the licensor shall provide relevant evidence of such expenses.

      Section 7 Training

      7.1 (Training) On Licensee's request, licensor will provide training to Licensee's personnel for the licensed Program. Training will be in the areas of engineering, use and maintenance of the Licensed Program, operations, sales and marketing. Training will be conducted at times mutually agreeable to licensor and Licensee.

      7.2 (Expenses) Licensee will reimburse Licensor for any reasonable out-of-pocket expenses incurred, including travel to and from licensee's sites, lodging meals and shipping in the event that Licensor provides the Training at Licensee's premises.

      Section 8 Responsibilities of Licensee

      8.1 Licensee is responsible for the following actions:

            (a) Procuring and operating server computers and operating systems to run the Game Server Software in accordance with the specifications;

            (b) Establishing adequate operational back-up provisions to protect against data loss and/or a defect or malfunction that render the Server non-operational.

            (c) Exercising its best efforts in distributing, advertising, promoting, marketing the Client Software and the Game Service; and

            (d) Selling the Client Software and Points Cards either to wholesalers or to retailers Licensee reasonably regard as legitimate for resale and distribution to the Subscribers;

      8.2 In order to fulfill the responsibilities specified above, Licensee shall provide Licensor with master business plan which includes, without limitation, information as to the marketing plan and sales channel deployment plan.

      Section 9 Ownership of Intellectual Property
      9.1 (Ownership) Except otherwise provided in Section 9.2 below, licensee acknowledges that rights to Intellectual Property in relation to the Licensed Program, all Improvements thereof and Licensed Materials shall be and remain the exclusive property of Licensor whether or not specifically recognized or registered under applicable law, provided that any Intellectual Property in any Improvements and derivative works of the Licensed Program and the Licensed Materials that Licensee independently develops shall be the authorization of reprocessed outputs which occur from above and shall be of both parties' joint ownership. Except otherwise provided in Section 9.2 below, Licensee will not, during or after the term of this Agreement, claim any right, title, interest in any of the Licensor's rights to Intellectual Property.

      9.2 (Licensee's right) Licensor hereby acknowledges that all and any copyrights in relation to any simply Chinese version of the Licensed Program as well as all Improvements thereof shall belong to and shall remain vested in Licensee during the term hereof. Licensee will be responsible for the registration with the relevant PRC authorities of the copyrights described in the immediately preceding sentence. Upon the termination of this Agreement, licensee shall no longer hold the said copyrights, which shall be reverted to Licensor after both parties' going through all necessary copyrights transfer procedures required under the relevant PRC laws.

      9.3 (Licensee's Obligation) Without prejudice to Section 9.2 above, Licensee shall not, and it shall not cause or assist any third party to register or attempt to register in its own name or otherwise, any of the Licensor's Marks and Game Title owned by or associated with Licensor or any similar forms of Marks and Game Title.

      9.4 (Ownership of User's Database) Licensor and Licensee own the rights to user's database and billing database.

      9.5 (Reverse Engineering) Subject to section 2.5 herein, Licensee shall not decompile, reverse engineer or otherwise attempt to derive or modify the Licensed Program including the Source Code thereof. Licensee shall not merge the Licensed Program with another software program.

      9.6 (Grant-back) Licensee grants to Licensor a nonexclusive, royalty-free perpetual license for the term of this Agreement to all Improvements and derivative works of the Licensed Program and the Licensed Materials that Licensee independently develops.

      9.7 (Copyright and Trademark Notices) Licensee shall assure that all Licensed Program and Licensed Materials sold and distributed by Licensee will include copyright and trademark notices. Such notices shall (i) be affixed in a prominent location on the media, in the Licensed Materials on the media packaging, and, if applicable, in a readable file in the code, and (ii) appear on at least one display screen for at least two seconds during execution of the Licensed Program.

      Section 10 Representations and Warranties

      10.1 (Warranty of licensor) Licensor hereby represents and warrants:

            (a) that it has the sufficient right, title, power and interest in the licensed Program and licensed Materials to enter this Agreement and has full abilities to bear the obligations hereunder

            (b) that - its execution, delivery or performance of this Agreement is not in infringement of any legitimate rights or interests of any third party;

            (c) that it is not aware of any infringement of Intellectual Property Rights relating to Licensed
             Programs or Licensed Materials by any third party in the Territory that may adversely affect the commercial application of such licensed Programs or licensed Materials by licensee;

            (d) that it is not aware of any claims or proceedings against it, either present or prospective with respect to the infringement of any third party's software license and intellectual property rights;

            (e) that it has capabilities to reasonably develop and support licensed Programs in according to the developing plans attached hereto as Exhibit (F);

            (i) that Licensed Program provided by it shall be in accordance with the technical standards agreed by the parties and readable to be developed continuously for the purpose of normal use of the final customers in the valid term of their purchases;

            (g) that Licensed Program, to the extent commercially reasonable, withstands normal, common, ordinary or constantly occurred abnormality, disconnection or flaws in its operating environment for normal use or application.

            (h) that licensee will enjoy the sole service and operation right of licensed Program upon this Agreement taking effect;


      10.2 (Warranty of licensee) Licensee hereby represents and warrants:

            (a) that it has the full power and authorization to execute this Agreement and has full abilities to bear the obligations hereunder;

            (b) that to the best knowledge of licensee, either in performing this Agreement nor in accomplishing the transactions hereunder shall licensee violate present effective laws and regulations of PRC or violate other contracts, arrangements or conventions with respect to the other party that may cause adverse legal consequences to licensee;

            (c) that licensee shall comply with all laws, regulations, rules and provisions of PRC with respect to the use, maintenance, market development and promotion of Licensed Program;

            (d) that to the best knowledge of licensee, there should be no problem under the relevant regulations and laws of the People's Republic of China in making payments of all Exclusive license Fees, Royalties and other payments to licensor in United States dollars; and

            (e) licensee will make best efforts to continuously develop markets and organize advertising and promoting activities for the sales of licensed Program in Territory in various manners, provided that Licensee is entitled to organize promoting activities through posters, advertisements and any other means of promotion (it may not use such promoting materials for purposes other than promotion) and licensor provides necessary information of markets, public responses, advertisements and promotions concerning licensed Program.

      Section 11 Confidential Information

      11.1 Confidential Information belonging to licensor includes, without limitation, the licensed Program, the Source Code thereof, and the licensed Materials. For avoidance of doubt, the Source Code obtained by licensee from any third party, is the confidential information of Licensor.

      11.2 Both parties undertake not to divulge customer codes and server codes of licensed Program as well as copies thereof to Territory and shall be liable for indemnifying to the other party for the losses due to such divulge.

      11.3 Confidential Information and physical embodiments thereof received by either party (the "Receiving Party") from the other party (the "Disclosing Party") during the term of this Agreement are confidential to and are and will remain the sole and exclusive all times, both during the term of this Agreement and after its termination, the Receiving Party shall hold all Confidential Information of the Disclosing Party in confidence, and will not use, copy or disclose such Confidential information or any physical embodiments thereof (except as permitted by this Agreement), or cause any of the Confidential Information to lose its character as confidential Information.

      11.4 Within thirty (30) days after the termination or this Agreement, the Receiving Party shall deliver to the Disclosing Party all Confidential Information belonging to the Disclosing Party, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party.

      Section 12 Indemnity

      12.1 Either party hereto shall immediately notify Licensor if it becomes aware of (i) any threatened or actual liability claim by a third party relating to the Licensed Program and (ii) any unauthorized use in the Territory of the Licensed Program and Licensed Materials or breach of Licensor's rights to Intellectual Property therein.

      12.2 Licensor shall take all necessary actions at its own costs to defend Licensee and indemnify Licensee from and against any damages, liabilities, costs and expenses arising out of any claim, suit, investigation or any other proceedings in which the Licensed Program is alleged to infringes a valid copyright, trade secret or other intellectual property right of a third party, PROVIDED THAT Licensee gives Licensor prompt, written notice of any such claim and all reasonable cooperation, information and assistance to defend such claim. Licensor shall have sole control and authority with respect to the defense, settlement, or compromise thereof, PROVIDED THAT a written notice of such defense settlement or compromise shall be given prior to the they are actual made and such defense, settlement or compromise shall in no event cause any substantial damages to Licensee. Licensee may appear in such action with counsel of its choice, at its own expense.

      12.3 Licensor shall have no liability or obligation to Licensee under
      Section 12.2 if such claims, damages, and liabilities solely and exclusively result from (i) Licensees breach of any term of this Agreement, (ii) Licensee's unauthorized use of the Licensed Program, or
      (iii) modifications, alterations, or enhancements of the Licensed Program, which are not created by Licensor.

      12.4 Subject to Section 10.1 (vii), Licensor shall be not responsible for the system operating errors solely and exclusively due to the causes as follows:

            (a) servers of the Licensee can not run normally, including the abnormal running of hardware, operation systems and application software other than Licensed Program;

            (b) abnormal' running of Licensed Program due to the delay or disconnection of net, including the abnormal service due to the abnormal running of the net at the servers, office LAN and IDC;

            (c) system suspension caused by necessary system update and maintenance; and (d) other reasons of force majeure.

      12.5 Subject to Section 10.1 (vii), Licensor is not responsible for the liabilities of the abnormal running of the Licensed Program due to the operating faults of the staff of licensee (for which evidences are needed from Licensor.

      Section 13 Terms and Termination

      13.1 This Agreement enters into effect on the date upon the later of (i) execution of this Agreement by the Licensor and the Licensee, or (ii) approval of this Agreement by relevant governmental authorities of the People's Republic of China. The effective term of this Agreement shall be two (2) years commencing from the date on which this Agreement takes effect.

      13.2 The parties may terminate this Agreement by mutual consent upon such terms as they may agree in writing.

      13.3 If one party breaches any material provision of this Agreement, the non-breaching party may terminate this Agreement by giving fifteen (15) days written notice of termination to the breaching party. If the breach is capable of being cured and the other party acts diligently and continuously to cure such breach, within the fifteen (15) days, the termination shall not become effective.

      13.4 In addition to the above Section 13.3, Licensor may immediately terminate this Agreement by giving fifteen (15) days written notice to licensee:
                                               .
            (a) if Royalties and Exclusive License Fee payments due to Licensor under Section 3, or any part thereof, become sixty (60) days or more overdue;

            (b) if the confidentiality provisions contained in Section 11 are breached by Licensee with manifest evidence; if the Game Service in the Territory is stopped, suspended, discontinued or disrupted for more than forty five (45) days in total during the term of this Agreement due to causes solely exclusively attributable to Licensee.

      13.5 In addition to the above Section 13.3, Licensee may immediately terminate this Agreement by giving fifteen (15) days written notice to
      Licensor:

            (a) if the confidentiality provisions contained in Section 11 are breached by Licensor with manifest evidence;

            (b) if any obligation of Licensor under Section 6 herein is not fully performed by Licensor;

            (c) if the Game Service in the Territory is stopped, suspended, discontinued or disputed for more than ninety (90) days in total during the term of this Agreement due to causes solely and exclusively attributable to Licensor.

      13.6 (Bankruptcy) In the event that either party or its creditor is under wind-up, bankruptcy, ;liquidation, restructuring, dissolution or at a compulsive status, or such party is unable to pay for the due debts or any apparent or secret debts due (excluding of those with good credit), or if the creditor of such party has received the management power upon n or the banks and other financial institutions of such party have terminated their accounting preferential treatments for it, then the other party may adopt one or more of the following measures:

            (a) suspend its corresponding performance of obligations until the other party has fully performed its obligations;

            (b) terminate this Agreement;

            (c) claim for compensation for relevant loss, damage or expenses from the other party;

            (d) pursue consultation with the breaching party for settlement of any relevant disputes or directly seeking arbitration of the same dispute; and/or

            (e) take such other measures or remedies as permissible under applicable laws.

      13.7 (Force Majeure) The obligations of the parties under this Agreement shall be suspended to the extent a party is hindered or prevented from complying therewith because if labor disturbances, including strikes or lockouts, wars, act of God, fires, storms, flood, epidemic, accidents, governmental regulations, failure of telecommunications vendors or suppliers, banking system breakdown, or any other cause whatsoever beyond a party's reasonable control. For so long as such circumstances prevail. the party whose performance is delayed or hindered shall seek to mitigate the effect of force majeure and continue to use all commercially reasonable efforts to recommence performance without delay. If the effect of force majeure lasts for over ten (10) weeks the parties to this Agreement shall negotiate to resolve relevant issues and possibly terminate this Agreement.

      13.8 (Extension) Unless the Agreement is terminated during the period pursuant to Clause 13.1, the Agreement shall be extended for one (1) year with the same terms herein by the mutual agreement between Licensor and Licensee sixty (60) days prior to the expiration of this Agreement. (Licensor shall grant priority to the Licensee upon negotiation of the Agreement when the Licensee's terms and conditions are identical to those of other candidates.)

      Section 14 Effects of Termination

      14.1 Upon termination or expiration of this Agreement, Licensee shall have no further right to use, copy. duplicate. modify, enhance, create derivative works of, or sell and distribute the Licensed Program and licensed Materials.

      14.2 Upon termination or expiration of this Agreement for any reason, all rights, licenses granted to Licensee hereunder shall terminate and revert immediately to Licensor: and Licensee shall immediately cease using the licensed Marks and the Game Title.".

      14.3 In the event of termination or expiration of this "Agreement", Licensee shall, according to the written instruction of Licensor immediately (i) return to Licensor all Gold Master CD duplication disks together with all copies of the Licensed Materials, and all other materials associated; and (ii) destroy all copies of improvements and certify in writing to the Licensor to that effect.

      14.4 In the event of termination or expiration of this Agreement, Licensee may stop paying for Exclusive License Fees and Royalty Fees hereunder, provided that it shall payoff all unpaid amounts payable pursuant to the provisions herein.

      14.5 Licensor shall have no liability to Licensee for damages of any kind. including indirect, incidental or consequential damages, on account of the termination or expiration of this Agreement in accordance with its terms. Without limiting the generality of the foregoing, licensor shall not 00-liable to Licensee for reimbursement or damages for the loss of goodwill, prospective profits or anticipated sales, or on account of any sales, or on account of any expenditures, investment, leases or commitments made by licensee or for any other reason whatsoever based upon, or growing out of, such termination or expiration.

      14.6 Unless that the relevant parties have issued written declaration of waiver, the termination or expiration of the Agreement may not affect the antecedent rights and obligations of both parties already generated.

      14.7 Subject to provisions otherwise provides herein, neither party hereto shall have any liability to the other party for damages of any kind, including indirect, incidental or consequential damages, on account of the termination or expiration of this Agreement in accordance with its terms. Without limiting the generality of the foregoing, neither party shall not be liable to the other party for reimbursement or damages for the loss of goodwill, prospective profits or anticipated sales, or on account of any sales, or on account of any expenditures, investment, leases or commitments made thereby or for any other reason whatsoever based upon, or growing out of, such termination or expiration.

      Section 15 Government Approval

      15.1 It shall be the responsibility of Licensee to obtain promptly from the proper authorities in the People's. Republic of China any required governmental approval of this Agreement. This Agreement shall not take effect until such approval is obtained on terms and conditions acceptable to Licensor. Licensee shall inform Licensor immediately of the date of such approval.

      15.2 Licensor may terminate this Agreement by written notice to Licensee if the Government of the People's Republic of China does not approve it as contemplated in Section 15.1 within six (6) months from the date of its execution.

      Section 16 Dispute Resolution
      16.1 (Arbitration) All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Singapore in accordance with the Commercial Arbitration Rules of the Singaporean Commercial Arbitration Board and under the laws of Singapore. The award rendered by the arbitrator(s) shall be final and binding upon both parties concerned.

      16.2 (Governing laws) The construction, validity, performance and effect of this Agreement shall be governed by the laws of Singapore.

      Section 17 Miscellaneous
      17.1 (Notice) Any notices relating to this Agreement shall be in writing and other personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission or overnight courier service, addressed to the party at the address set force below, or at has advised to the other party in writing and shall be deemed given an received when actually receive:

            Shanghai T2 Entertainment Co., Ltd.
            12A, Civil Defense Building, 593 Fu Xin Middle Road, Shanghai, China
            Attn: Wang Ji

            JC Entertainment Corp.                             .
            41h Floor Rosedale Building, #724 Suseo-Dong, Kangnam-Ku, Seoul 135-885, Korea
            Attn: IS Baik

      17.2 No Change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. All notices shall be in English and shall be effective upon receipt.

      17.3 (Entire Agreement) This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter contained herein. All prior negotiation, representation, representations, agreements and understandings, oral or otherwise, are merged into this Agreement. The parties may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized representatives of both parties hereto.

      17.4 (Modification) If either party desires to modify this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is duly signed by authorized representatives of both parties hereto.

      17.5 (Severability) In the event one or more of the provisions of this Agreement are found to be in valid, illegal or unenforceable by a court with jurisdiction or by panel of arbitrators, the remaining provisions shall continue in full force and effect.

      17.6 (No Waiver) The waiver by either party of a breach or a default party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder operate as a waiver of any right power or privilege by such party.

      17. 7 (Relationship between the Parties) The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint ventures or partners for any purpose. Each party has the right and authority to make any statement or undertaking (whether apparent or implied) or propose obligations on behalf of the other party, or bind the other party to perform solely in accordance with the manners provided in the Agreement.

      17.8 (Further Cooperation) If Licensor searches cooperative operation partner for its follow-up versions of License Program in the future. Licensee has priority if Licensee's conditions are at least the same or similar with or comparable to those of third parties who want to acquire the license of the follow-up version.

      17.9 (Headings) Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in.

      17.10 (Assignment) without written consents of Licensee, the rights or obligations of Licensor hereunder may not be transferred to any third party.

      17.11 (Counterpart) This Agreement is made of four (4) copies (two in Chinese and two in English) and each party holds two of them. The exhibits attached hereto are the indivisible component of the Agreement with equal Legal effects to the Agreement. If any dispute occurs, legal construction will set on the basis of the English contract.

      This contract clause with Written English contract in standard, it has the effect.

[Execution Page]

JC Entertainment Corporation                    Shanghai T2 Entertainment Co,
Ltd.



Name:  /s/ Yang Shin Kim                        Name:  /s/ Wang Ji
       --------------------                            -----------------



Signature:  /s/ Yang Shin Kim                   Signature:  /s/ Wang Ji
            -------------------                             -----------------



Date:          10/10/04                         Date:           10/10/04
       --------------------                            -----------------